EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Energy Focus, Inc. of our report dated April 1, 2019 relating to the consolidated financial statement and financial statement schedule of Energy Focus, Inc., as of December 31, 2018 and for the years ended December 31, 2018 and 2017, which appears in the Annual Report on Form 10-K of Energy Focus, Inc. for the year ended December 31, 2019.

/s/ Plante & Moran, PLLC
Cleveland, Ohio
October 1, 2020